UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2018
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer and Treasurer
On January 16, 2018, NanoString Technologies, Inc. (the “Company”) announced via press release that the Company’s board of directors (the “Board”) appointed K. Thomas Bailey, as Chief Financial Officer and Treasurer of the Company, effective January 16, 2018.
Mr. Bailey, age 49, previously served as the chief financial officer of AgaMatrix Holdings, LLC, a developer, manufacturer and marketer of medical technologies for diabetes care, a position he held since March 2014. Mr. Bailey served as chief executive officer of Angiotech Pharmaceuticals Inc., a developer, manufacturer and marketer of drug delivery and medical device technologies, from October 2011 to October 2013 and served as Angiotech’s chief financial officer from December 2005 to October 2011. Prior to Angiotech, Mr. Bailey served as a director in the health care investment banking group at Credit Suisse First Boston and Donaldson, Lufkin & Jenrette. Mr. Bailey received an A.B. in economics from Harvard University and an M.B.A. from Harvard Business School.
There are no arrangements or understandings between Mr. Bailey and any other persons pursuant to which he was appointed Chief Financial Officer and Treasurer. There are also no family relationships between Mr. Bailey and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Bailey’s appointment as Chief Financial Officer and Treasurer, the Company and Mr. Bailey entered into a letter agreement (the “Offer Letter”). The Offer Letter does not have a specific term and provides that Mr. Bailey is an at-will employee.
Pursuant to the Offer Letter, Mr. Bailey is entitled to the following compensation and benefits:

•
An annual base salary of $400,000, with eligibility to participate in an incentive compensation plan pursuant to which Mr. Bailey will have the ability to earn up to 50% of his base salary upon achievement of a combination of personal and corporate performance objectives determined by the Board or the compensation committee of the Board;

•
Equity awards consisting of (i) an option to purchase 95,000 shares of the Company’s common stock at an exercise price equal to the fair market value (as determined in accordance with the terms of the Inducement Plan (defined below)) on the date of grant (the “Option”) and (ii) an award of 35,000 restricted stock units (the “RSU Award”). One-fourth of the shares underlying the Option will vest on January 16, 2019 and 1/48th of the total number of shares underlying the Option will vest on each monthly anniversary thereafter, such that the shares underlying the Option will be fully vested on January 16, 2022. All of the shares underlying the RSU Award will vest on January 16, 2020. Vesting of both the Option and the RSU Award is subject to Mr. Bailey’s continued employment with the Company on the applicable vesting dates. In addition, the Employment Agreement (defined below) will specify that the vesting of all of the shares underlying the Option and the RSU Award will accelerate in connection with a “change in control” of the Company if upon or during the 12 months following such change in control Mr. Bailey terminates his employment with the Company for “good reason” or the Company terminates Mr. Bailey’s employment without “cause,” in each case, as defined in the Employment Agreement. Both the Option and the RSU Award will be made as “inducement” grants pursuant to the Company’s Inducement Plan and the form agreements thereunder;

•	Eligibility to participate in the Company’s employee benefit plans, policies and arrangements applicable to other executive officers generally; and

•
If the Company terminates Mr. Bailey’s employment for reasons other than for “cause” or Mr. Bailey resigns for “good reason,” then, subject to the execution and non-revocation of a release of claims in the form provided by the Company, Mr. Bailey will be eligible to receive severance pay at a rate equal to his base salary rate then in effect for six months from the date of termination. In addition, if, such termination or resignation occurs within 12 months following a change in control (as defined in the Inducement Plan), then Mr. Bailey will instead be entitled to a lump sum payment equal to 12 months of his base salary rate then in effect and his target bonus and, if he timely elects health insurance continuation through COBRA, reimbursement for up to 12 months of COBRA premiums for Mr. Bailey and his eligible dependents.

The Company and Mr. Bailey expect to enter into an employment agreement that will embody the terms of and supersede the Offer Letter (the “Employment Agreement”). In addition, in connection with the Offer Letter, Mr. Bailey entered into a proprietary information and inventions agreement (the “Confidentiality Agreement”). The Confidentiality Agreement requires Mr. Bailey, among other things, not to compete, either directly or indirectly, with the Company while employed by the Company and for one year following the termination of his employment with the Company. The Confidentiality Agreement also requires Mr. Bailey not to solicit the Company’s employees or consultants to terminate their relationship with the Company while Mr. Bailey is employed by the Company and for one year following the termination of his employment with the Company.
In the event any of the payments provided under Mr. Bailey’s Employment Agreement or otherwise payable to Mr. Bailey would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, he would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to such executive.
In connection with his appointment, Mr. Bailey will enter into a standard indemnification agreement in the form previously approved by the Board.
The foregoing descriptions of the Offer Letter and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Employment Agreement, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2017.
A copy of the press release announcing Mr. Bailey’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Adoption of Inducement Plan
On January 15, 2018, the Board adopted the NanoString Technologies, Inc. 2018 Inducement Equity Incentive Plan (the “Inducement Plan”) and, subject to the adjustment provisions of the Inducement Plan, reserved 250,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan.
The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, performance shares and performance units, and its terms are substantially similar to the Company’s 2013 Equity Incentive Plan, including with respect to treatment of equity awards in the event of a “merger” or “change in control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the NASDAQ inducement award exception or to comply with the NASDAQ acquisition and merger exception. However, the Company’s 2013 Equity Incentive Plan permits certain exchange programs (including repricings) without stockholder approval, while the Inducement Plan requires stockholder approval for such exchange programs.
In accordance with Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company, or, to the extent permitted by Rule 5635(c)(3) of the Nasdaq Listing Rules, in connection with a merger or acquisition.
A copy of the Inducement Plan and related form agreements under the Inducement Plan are attached as Exhibit 10.1 hereto and incorporated by reference herein. The above description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	2018 Inducement Equity Incentive Plan and related form agreements.
99.1	Press release dated January 16, 2018.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	January 16, 2018	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer